UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

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MELLANOX TECHNOLOGIES, LTD.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 14, 2018, Mellanox Technologies, Ltd. issued the following press release.

Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Shareholders Vote “FOR” Both of Mellanox’s Best-In-Class Governance Proposals

ISS Concludes Plurality Voting Standard Proposal Increases Likelihood that Shareholders’ Preferences Will be Respected

Glass Lewis Notes Universal Proxy Card Adds Clarity and Transparency and Enables Shareholders to Make a More Precise Voting Decision

SUNNYVALE, CA. and YOKNEAM, ISRAEL – May 14, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced that independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), have recommended that Mellanox shareholders vote “FOR” both of the Company’s best-in-class governance proposals at the extraordinary general meeting (“EGM”) scheduled to be held on May 24, 2018.

In its May 11, 2018 report, ISS stated1:

“A majority vote standard in uncontested director elections, with a plurality “carve out” for contested elections, is widely regarded as the best practice among U.S.-listed companies...Because the article amendment proposed here will help to ensure that the candidates with the greatest degree of support are elected, even if their support falls short of a majority, the amendment will help to ensure that shareholders’ preferences are more accurately reflected. Support for this proposal is warranted.”

“The use of a universal proxy card in a contested director election will enable shareholders to choose exactly which nominees they prefer; whether that is the complete slate of management nominees, the complete slate of dissident nominees, or a combination of the two slates in any proportion. Support for this proposal is warranted.”

In its May 11, 2018 report, Glass Lewis stated2:

“We agree with the board’s rationale that a plurality voting standard is appropriate in the context of a contested election…We recommend that shareholders vote FOR this proposal.”

“All other things held equal, we believe a universal proxy can create a more level playing field for the nominees and adds clarity and transparency for shareholders during the voting process…We recommend that shareholders vote FOR this proposal.”

Commenting on the ISS and Glass Lewis reports, Mellanox issued the following statement:

“The Mellanox Board is committed to best-in-class governance practices and is taking the necessary steps to align our governance policies with shareholder interests and ensure that the composition of our Board fairly reflects shareholders’ intentions. We are pleased ISS and Glass Lewis have recommended that Mellanox shareholders vote “FOR” both of Mellanox’s best-in-class governance proposals at the Company’s upcoming EGM. These proposals are designed to enhance shareholder choice in a contested election by allowing shareholders to vote for the director candidates who they believe will best guide Mellanox’s strategy and success over the long term.”

[1]	Permission to use quotations neither sought nor obtained.
[2]	Permission to use quotations neither sought nor obtained.

Mellanox reminds shareholders that every vote is important and urges all shareholders to vote “FOR” the Company’s best-in-class governance proposals TODAY.

About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on Mellanox’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by Mellanox as well as Mellanox’s expectations for the outcome of the votes at the upcoming EGM. Mellanox undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Mellanox’s business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and in our periodic reports on Form 10-Q.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the EGM and the 2018 AGM. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary proxy statement for the 2018 AGM, filed with the SEC on May 9, 2018 and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after May 9, 2018. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement for its 2018 AGM, including the schedules and appendices thereto.

The Company has furnished or intends to furnish its definitive proxy statements and WHITE proxy cards for the EGM and the 2018 AGM to each shareholder entitled to delivery of a proxy, and has filed or intends to file such definitive proxy statements and WHITE proxy cards with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENTS (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING WHITE PROXY CARDS AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statements, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge at https://www.stockholderdocs.com/mlnx or by contacting the Company’s proxy solicitor, Mackenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.

Mellanox Technologies, Ltd.

Investor Contact

Jeffrey Schreiner, +1-408-916-0012

jschreiner@mellanox.com

or

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko, Jeff Kauth, Kaitlin Kikalo

+1-415-869-3950 / +1-212-355-4449

or

Israel PR Contact

Galai Communications Public Relations

Jonathan Wolf, +972 3-613-52-84

yoni@galaipr.com

or

Israel IR Contact

Gelbart Kahana Investor Relations

Emanuel Kahana, +972 3-607-47-17

mano@gk-biz.com

or

Additional IR Contact

MacKenzie Partners, Inc.

Bob Marese, John Bryan

+1-212-929-5405 / +1-212-929-5735

bmarese@mackenziepartners.com / jbryan@mackenziepartners.com